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              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES



The Board of Directors
Penn-America Group, Inc.


We consent to the use of our report dated January 17, 2003 in this Annual Report (Form 10-K) of Penn-America Group, Inc. Our audit also included the financial statement schedules of Penn-America Group, Inc. listed in Item 15(a) as of December 31, 2002 and for the year then ended. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-82728 and Form S-3 No. 333-33474) of Penn-America Group and its subsidiaries of this report and our report dated January 17, 2003, with respect to the consolidated financial statements of Penn-America Group, Inc., incorporated by reference in this Annual Report (Form 10-K) for the year end December 31, 2002.

/s/ Ernst & Young

Philadelphia, Pennsylvania
March 28, 2003